                                                                      EXHIBIT 11


                         THE GENLYTE GROUP INCORPORATED
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            FOR THE THREE MONTHS ENDED JULY 2, 1994 AND JULY 3, 1993
                     (000'S OMITTED, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

- - --------------------------------------------------------------------------------
                                                            1994         1993
- - --------------------------------------------------------------------------------
    PRIMARY EARNINGS PER SHARE:
- - --------------------------------------------------------------------------------
     Net Income                                         $   1,578     $    767
- - --------------------------------------------------------------------------------
     Average Common Shares Outstanding                     12,732       12,732
- - --------------------------------------------------------------------------------
     Common Shares Issuable in Respect to
     Common Stock Equivalents, with a
     Dilutive Effect                                            0          106
- - --------------------------------------------------------------------------------
     Total Common and Common Equivalent
       Shares                                              12,732       12,838
- - --------------------------------------------------------------------------------
     Primary Earnings per Share                           $   .12      $   .06
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

     FULLY DILUTED EARNINGS PER
     SHARE:
- - --------------------------------------------------------------------------------
     Net Income Applicable to Common
       Stock and Common Stock Equivalents                $  1,578    $     767
- - --------------------------------------------------------------------------------
     Total Common and Common Equivalent
       Shares                                              12,731       12,838
- - --------------------------------------------------------------------------------
     Additional Common Shares Assuming
       Full Dilution                                            5            0
- - --------------------------------------------------------------------------------
     Total Common Shares Assuming
       Full Dilution                                       12,736       12,838
- - --------------------------------------------------------------------------------
     Fully Diluted Earnings per Share                   $     .12    $     .06
- - --------------------------------------------------------------------------------

                                                                      EXHIBIT 11


                         THE GENLYTE GROUP INCORPORATED
           CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
             FOR THE SIX MONTHS ENDED JULY 2, 1994 AND JULY 3, 1993
                     (000'S OMITTED, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


- - --------------------------------------------------------------------------------
                                                            1994        1993
- - --------------------------------------------------------------------------------
    PRIMARY EARNINGS PER SHARE:
- - --------------------------------------------------------------------------------
    Net Income                                          $   2,842     $  1,385
- - --------------------------------------------------------------------------------
    Average Common Shares Outstanding                      12,732       12,722
- - --------------------------------------------------------------------------------
    Common Shares Issuable in Respect to
    Common Stock Equivalents, with a
    Dilutive Effect                                             0          128
- - --------------------------------------------------------------------------------
    Total Common and Common Equivalent
      Shares                                               12,732       12,850
- - --------------------------------------------------------------------------------
    Primary Earnings per Share                          $     .22     $    .11
- - --------------------------------------------------------------------------------

    FULLY DILUTED EARNINGS PER SHARE:
- - --------------------------------------------------------------------------------
    Net Income Applicable to Common
      Stock and Common Stock Equivalents                $   2,842   $    1,385
- - --------------------------------------------------------------------------------
    Total Common and Common Equivalent
      Shares                                               12,731       12,850
- - --------------------------------------------------------------------------------
    Additional Common Shares Assuming
      Full Dilution                                             3           22
- - --------------------------------------------------------------------------------
    Total Common Shares Assuming
      Full Dilution                                        12,734       12,872
- - --------------------------------------------------------------------------------
    Fully Diluted Earnings per Share                    $     .22    $     .11
- - --------------------------------------------------------------------------------


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, Genlyte has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                THE GENLYTE GROUP INCORPORATED
                                               ---------------------------------
                                                                    (Registrant)



Date:                                         /s/ Neil Bardach
      --------------------------              ----------------------------------
                                              Neil Bardach, VP - CFO & Treasurer



                                       42